UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2005 (June 24, 2005)

Crompton Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-30270 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     Crompton Corporation announced today that the Company has completed the divestiture of its Refined Products business to Sun Capital Partners Group Inc. Refined Products had 2004 revenues of approximately $265 million. Included in the sale are facilities in Petrolia, Pennsylvania; and Amsterdam, Koog aan de Zaan and Haarlem, the Netherlands. The business employs approximately 470 people.

     Information concerning the sale of the Refined Products business may be found in Crompton's Report on Form 8-K, dated March 18, 2005. A copy of a press release announcing the completion of the transaction is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

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     (c)     Exhibits

Exhibit Number 99.1	Exhibit Description Press Release dated June 24, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crompton Corporation (Registrant)
By /s/ Barry J. Shainman Name: Barry J. Shainman Title: Secretary

Date: June 24, 2005

       Exhibit Index

Exhibit Number 99.1	Exhibit Description Press Release dated June 24, 2005